EXHIBIT 1.1




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          GATE(sm) RECEIVABLE ASSET-BACKED DEBT SECURITIES (GRADS(sm))
                        COLLATERALIZED STUDENT LOAN BONDS
                                 SERIES 1997-S2
                                   $8,250,000

                                 TERMS AGREEMENT

Dated:   November 25, 1997

To: The National Collegiate Trust (the "Company") and The National Collegiate Trust 1997-S2 (the "Issuer")

Re:      Underwriting Agreement dated as of April 3, 1996 (the "Agreement")

Series Designation:     7.45% Collateralized Student Loan Bonds, Series 1997-S2


Terms of the Bonds and Underwriting Compensation:


       Original                       Interest                      Price to
   Principal Amount                     Rate                         Public
   ----------------                    ------                       -------
      $8,250,000                       7.24%                          100%

Certificate Ratings:

Moody's Aaa; Fitch AAA

Underwriting Fee:

   1.15% of the original principal amount of the Series 1997-S2 Bonds issued.
 .

Purchase Price:

$8,155,125



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                                      -10-


Final Maturity:

                  September 20, 2014

Closing Date and Location:

                  December 3, 1997 at the office of Thacher Proffitt & Wood, New York, New York.

                  The Issuer, the Company and the Underwriter hereby agree to the terms of this Terms Agreement and to the terms of the Underwriting Agreement, dated as of April 3, 1996, between the Company and BancAmerica Securities, Inc.


                                 THE NATIONAL COLLEGIATE TRUST 1997-S2

                                 By:      DELAWARE TRUST CAPITAL MANAGEMENT,
                                          INC., not in its individual capacity,
                                          but solely as Owner Trustee

                                 By:        /S/
                                    --------------------------------------------
                                    Name:
                                    Title:

                                 BANCAMERICA SECURITIES, INC.

                                 By:        /S/
                                    --------------------------------------------
                                    Name:
                                    Title:


ACCEPTED:

THE NATIONAL COLLEGIATE TRUST
By: DELAWARE TRUST CAPITAL MANAGEMENT,
INC., not in its individual capacity,
but solely as Owner Trustee

By:        /S/
   --------------------------------------------
     Name:
     Title:




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